UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): February 25, 2021
_____________________
LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC

Item 2.02.     Results of Operations and Financial Condition.

    A copy of the press release issued by LivePerson, Inc. (the “Registrant”) on February 25, 2021, announcing its results of operations and financial condition for the year ended December 31, 2020, is included herewith as Exhibit 99.1 and is incorporated herein by reference. The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2021, Norman M. Osumi joined the Company as Senior Vice President, Chief Accounting Officer, with his position and title to be effective March 2, 2021. In such capacity, and effective as of such date, Mr. Osumi will serve as the Company’s principal accounting officer.

On February 25, 2021, the Company also announced that Daryl J. Carlough will transition out of his role as SVP, Global & Corporate Controller and as the principal accounting officer of the Company, effective March 2, 2021. Mr. Carlough noted to the Company that his departure does not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

It is anticipated that Mr. Carlough will remain with the Company through April 15, 2021 to effect an orderly transition and will continue to serve as the Company’s principal accounting officer through the filing of the Company’s Annual Report on Form 10-K with respect to the 2020 fiscal year.

Mr. Osumi, age 56, will join the Company after serving for over 13 years in senior finance and accounting roles at Symantec, now known as NortonLifeLock, as well as previously serving in senior finance and accounting roles at VeriSign and NEC Corporation. Mr. Osumi is a certified public accountant, and earned his B.S. in Accounting from Loyola Marymount University.

Pursuant to an offer letter between the Company and Mr. Osumi, Mr. Osumi is entitled to receive an annual base salary of $340,000 and is eligible to participate in the Company’s annual bonus plan as it exists from time to time under terms comparable to other employees of similar role and responsibility, with a target bonus opportunity of 35% of base salary and generally subject to the Company’s standard bonus policies including his continued employment with the Company through the payment date. In addition, the offer letter provides for (i) standard Company employee benefits; and (ii) the grant of restricted stock units in respect of Company common stock with an approximate grant date value of $300,000 and options to purchase shares of Company common stock with an approximate grant date value of $600,000, each of which will vest 25% each year over four years beginning on the first anniversary of the date of grant consistent with the Company’s standard equity policies. If Mr. Osumi’s employment is terminated by the Company without Cause or resigns for Good Reason (as such terms are defined in his offer letter), subject to his timely delivery of an irrevocable general release of claims against the Company, he will be entitled to (i) severance in the amount of three months’ base salary, and (ii) if such termination occurs on or before the date that bonuses are paid for the fiscal year prior to termination, a payment equal to the bonus that would have been received for the prior fiscal year had the executive remained employed on the date bonuses for such fiscal year are paid. If Mr. Osumi voluntarily terminates his employment (other than for Good Reason) or the Company terminates his employment for Cause, then Mr. Osumi will be entitled only to his earned and unpaid compensation earned through the date of the termination of employment in accordance with applicable law.

The Company expects to enter into an indemnification agreement with Mr. Osumi substantially in the form of indemnification agreement entered into with other officers of the Company, which, among other things, provides for indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against the executive in connection with his or her status or service as an executive of the Company.

Mr. Osumi does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

99.1*	Press release issued February 25, 2021 relating to results of operations and financial condition for the year ended December 31, 2020.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Furnished herewith
**    Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	February 25, 2021	By:	/s/ JOHN COLLINS
John Collins
Chief Financial Officer